Exhibit 10.9

EXECUTION VERSION

TRANSITIONAL TRADEMARK LICENSE AGREEMENT

THIS TRANSITIONAL TRADEMARK LICENSE AGREEMENT, dated as of December 31, 2012, between ABBOTT LABORATORIES, an Illinois corporation (“Abbott”), and ABBVIE INC., a Delaware corporation (“AbbVie”).

R E C I T A L S:

WHEREAS, Abbott and AbbVie have entered into that certain Separation and Distribution Agreement (the “Separation Agreement”) that, among other things, sets forth the terms and conditions pursuant to which the AbbVie Business is to be separated from the Abbott Business;

WHEREAS, Abbott or Abbott’s Subsidiaries (hereinafter, “Abbott”) are the owners of the trademarks set forth in Schedule A to this Agreement and all other trademarks incorporating the trademarks set forth in Schedule A, as well as any and all translations and transliterations of these trademarks (collectively, the “Abbott Trademarks”);

WHEREAS, AbbVie and AbbVie Subsidiaries (hereinafter, “AbbVie”) are the owners of the trademarks set forth in Schedule B to this Agreement and all other trademarks incorporating the trademarks set forth in Schedule B, as well as any and all translations and transliterations of these trademarks (collectively, the “AbbVie Trademarks”); and

WHEREAS, Abbott and AbbVie (each a “Party” and both, collectively, the “Parties”) have entered into this Agreement setting out the terms and conditions upon which each shall be permitted to use the herein licensed trademarks of the other for a limited period of time after Separation.

NOW, THEREFORE, in consideration of the premises and mutual covenants, agreements and provisions herein contained, and intending to be legally bound, the Parties hereto agree as follows:

1.                                      GRANT OF LICENSE

(a)                                 Subject to and in accordance with the terms and conditions of this Agreement, Abbott hereby grants to AbbVie, and AbbVie hereby accepts, a non-exclusive, terminable, royalty-free and worldwide license to use the Abbott Trademarks solely in connection with AbbVie Business during the AbbVie Term (as defined herein).

(b)                                 Subject to and in accordance with the terms and conditions of this Agreement, AbbVie hereby grants to Abbott, and Abbott hereby accepts, a non-exclusive, terminable, royalty-free and worldwide license to use the AbbVie Trademarks during the Abbott Term solely as required for Abbott to carry out the terms and provisions of the Ancillary Agreements wherein Abbott has agreed to provide commercial services on behalf of AbbVie following Separation.

2.                                      USE OF THE TRADEMARKS

(a)                                 Subject to the terms and conditions of this Agreement, AbbVie may continue to use the Abbott Trademarks in the same presentation of the marks, and on the same types of materials, including, but not limited to, the products themselves, packaging, labeling and promotional materials (collectively, “Materials”), as it was using the Abbott Trademarks in connection with the AbbVie Business as of the Effective Time.

(b)                                 Subject to the terms and conditions of this Agreement, Abbott shall use the AbbVie Trademarks in the manner and on the Materials as expressly authorized by AbbVie.

(c)                                  Each Party agrees that the Materials bearing the other Party’s trademarks shall be of a high standard of style, appearance and quality so as to protect and enhance the trademarks and the goodwill pertaining thereto.

(d)                                 Each Party agrees that the manufacture, sale and distribution of the Materials bearing the other Party’s trademarks, including the use of the trademarks in advertising and promotional materials, shall be in accordance with all applicable federal, state and local laws and regulations.

(e)                                  Any use of the other Party’s trademarks other than that authorized by owner of the trademarks pursuant to the terms and conditions of this Agreement is prohibited without the prior written approval of such trademark owner, not to be unreasonably withheld.  Each Party acknowledges and agrees that it shall be bound by any restrictions placed upon such use, including restrictions respecting the usage of the trademarks and the quality of any Materials in connection with which the trademarks are to be used.

3.                                      PROPRIETARY RIGHTS

(a)                                 Each Party acknowledges and agrees that the other is the sole and exclusive owner of its trademarks.  The Party granting the license herein shall retain all right, title and interest in and to the trademarks being licensed, including all trademark, service mark, copyright and other proprietary rights.  Each Party acknowledges and agrees that any and all goodwill derived through its use of the trademarks licensed to it pursuant to the terms and conditions of this Agreement shall inure to the sole benefit of the licensing Party.

(b)                                 Each Party agrees that it shall not, for any reason, whether during or after the termination of this Agreement, do or authorize another to do, any of the following with respect to the trademarks licensed herein:  (i) represent to others in any manner that it owns or has any ownership rights in the other Party’s trademarks; (ii) apply for federal, state, or national registration of the other Party’s trademarks or any mark incorporating the other Party’s trademarks; or (iii) impair, dispute or contest the validity of the other Party’s right, title and interest in and to its trademarks or any goodwill associated therewith.

(c)                                  Only those rights specifically granted hereunder are granted to the licensee and all other rights in the licensed trademarks are expressly reserved by the Party granting the license herein.

4.                                      ENFORCEMENT

Each Party agrees that it shall advise the other immediately if it becomes aware of any unauthorized third-party use of the trademarks being licensed to it herein.  The Party receiving the license shall take no steps to contact any such third party without the licensing Party’s prior written permission.  The licensing Party shall have the sole discretion to determine whether and in what manner to respond to any such unauthorized third-party use and shall be exclusively entitled to any remedies, including but not limited to monetary damages.  In the event that the licensing Party decides to initiate any claim against any third party, the Party receiving the license herein shall cooperate fully with the licensing Party at the licensing Party’s expense.

5.                                      TERM

(a)                                 AbbVie’s Use.

(i)                         The term of this Agreement for AbbVie’s use of the Abbott Trademarks (the “AbbVie Term”)  shall be determined as follows:

(A)                   For uses of the Abbott Trademarks in electronic and printed materials other than product packaging and labeling, one (1) year from the Effective Time;

(B)                   For uses of the Abbott Trademarks on product packaging and labeling, but subject to (iii) below, two (2) years from the Effective Time;

(C)                   For uses of the Abbott Trademarks on the products themselves, including product packaging and labeling descriptions and depictions of the Abbott Trademarks appearing on the products themselves, five (5) years from the Effective Time.

(ii)                      For purposes of sub-section 5(a)(i), the Effective Time shall be the Effective Time, except in the case of a Deferred AbbVie Local Business, in which case the Effective Time shall be the date of the Deferred AbbVie Local Closing applicable to such Deferred AbbVie Local Business as set forth in Section 2.03 of the Separation Agreement.  In cases where one or more Deferred AbbVie Local Businesses share product packaging and labeling with an AbbVie Subsidiary for which the Effective Time is the Effective Time, the Effective Time for purposes of sub-section 5(a)(i)(B) herein shall be, on a product by product basis, the date of the latest applicable Deferred AbbVie Local Closing.

(iii)                   AbbVie shall be entitled to use existing inventory of Materials bearing the Abbott Trademarks that were produced in the ordinary course of business prior to the conclusion of the AbbVie Term and shall not be required to recall or withdraw uses of the Abbott Trademarks from the market.

(b)                                 Abbott’s Use.

The term of this Agreement for Abbott’s use of the AbbVie Trademarks (the “Abbott Term”) shall be determined in accordance with the term of the relevant Ancillary Agreement(s) wherein Abbott has agreed to provide commercial services on behalf of AbbVie following Separation.

(c)                                  In the event that AbbVie is unable to discontinue use of the Trademarks within the AbbVie Term, AbbVie shall request in writing from Abbott consent for an appropriate extension, such consent not to be unreasonably withheld.

6.                                      TERMINATION

Notwithstanding anything to the contrary contained herein, the licensing Party herein shall have the right to immediately terminate this Agreement if the other Party materially breaches its obligations under Section 2(a)-(d) or 3(b) of this Agreement and fails to cure such breach within forty-five (45) days following receipt of written notice from the licensing Party, or such other reasonable period of time as agreed upon in writing by the Parties.

7.                                      ASSIGNABILITY

(a)                                 This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

(b)                                 Neither Party shall assign, subcontract, transfer, or otherwise dispose of its rights, duties or obligations under this Agreement without the prior written consent of the other Party, which may be granted or refused in the other Party’s sole discretion, except that either Party may assign the Agreement in whole in connection with a sale of all or substantially all of the assets of the business to which this Agreement relates so long as the assignee assumes all the obligations of the assigning Party thereto by operation of law.

8.                                      SUBSIDIARIES

Each Party shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by a Subsidiary.

9.                                      SURVIVAL OF COVENANTS

Except as expressly set forth in this Agreement, the covenants and other agreements contained in this Agreement, and liability for the breach of any obligations contained herein or therein, shall survive the term of this Agreement and shall remain in full force and effect thereafter.

10.                               AMENDMENTS

No provisions of this Agreement shall be deemed amended, supplemented or modified unless such amendment, supplement or modification is in writing and signed by an authorized representative of both Parties or their relevant Subsidiaries, as the case may be.  No provisions of this Agreement shall be deemed waived unless such waiver is in writing and signed by the authorized representative of the Party or relevant Subsidiary against whom it is sought to be enforced.

11.                               MISCELLANEOUS

(a)                                 Capitalized terms not defined herein shall be afforded the definition provided for such term in the Separation Agreement.

(b)                                 This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, irrespective of the choice of Laws and principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

(c)                                  This Agreement shall be deemed to be the joint work product of the Parties and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

(d)                                 This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein.

(e)                                  The failure of the Parties to insist, in any one or more instances, upon a strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any of its rights hereunder, but the same shall continue in full force and effect.  No waiver of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the waiving Party.

(f)                                   This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

* * * * *

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

ABBOTT LABORATORIES			ABBVIE INC

By:	/s/ Thomas C. Freyman		By:	/s/ Richard A. Gonzalez
	Name:	Thomas C. Freyman		Name:	Richard A. Gonzalez
	Title:	Executive Vice President, Finance and Chief Financial Officer		Title:	Chairman of the Board and Chief Executive Officer

[Signature Page to Transitional Trademark License Agreement]

SCHEDULE A

ABBOTT

A PROMISE FOR LIFE

SCHEDULE B

ABBVIE